UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2011

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 5th Floor New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

462 Seventh Avenue
New York, New York 10018
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

LivePerson, Inc. (the “Registrant”) held its Annual Meeting of Stockholders on June 16, 2011 (the “Annual Meeting”).  As of April 20, 2011, the record date for the Annual Meeting, there were a total of 52,669,085 shares of the Registrant’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 46,489,513 shares of the Registrant’s common stock were represented in person or by proxy, and therefore a quorum was present.

At the Annual Meeting, the stockholders elected each of the two Class II director nominees to serve on the Registrant’s Board of Directors until the 2014 Annual Meeting of Stockholders, or until the director’s successor is duly elected and qualified, with the following voting results:

Director	For	Withhold	Broker Non-Votes
Peter Block	35,868,750	440,188	10,180,575
David Vaskevitch	35,872,672	436,266	10,180,575

At the Annual Meeting, the stockholders also ratified BDO USA, LLP as the Registrant’s independent registered accounting firm for the fiscal year ending December 31, 2011, with the following voting results:

For	Against	Abstain	Broker Non-Votes
46,426,204	16,199	44,819	2,291

At the Annual Meeting, the stockholders also approved, on an advisory (non-binding) basis, the executive compensation of the Company’s named executive officers, with the following voting results:

For	Against	Abstain	Broker Non-Votes
31,201,351	5,050,704	59,174	10,178,284

At the Annual Meeting, the stockholders also voted, on an advisory (non-binding) basis, to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers annually, with the following voting results:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
27,823,698	365,083	8,110,073	12,375	10,178,284

Consistent with a majority of the votes cast with respect to this matter, the Company’s Board intends to hold an advisory vote on the compensation of the Company’s named executive officers annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: June 22, 2011

	By:	/s/ Monica L. Greenberg
Monica L. Greenberg Senior Vice President, Business Affairs and General Counsel